EXHIBIT 1


                     SUBSTITUTION OF SUCCESSOR RIGHTS AGENT
                     AND AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         WHEREAS, as of May 16, 1995, Hardinge Inc., a New York corporation (the "Company") and American Stock Transfer and Trust Company ("American"), entered into a Rights Agreement (the "Rights Agreement"); and

         WHEREAS, pursuant to Section 21 of the Rights Agreement, American has resigned as Rights Agent under the Rights Agreement effective as of August 25, 1997; and

         WHEREAS, the Company has appointed the The Fifth Third Bank, an Ohio banking association with its principal place of business at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 ("Fifth Third"), as successor Rights Agent under the Rights Agreement, and Fifth Third has agreed to accept such appointment, as of August 25, 1997.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:


         1. Successor Rights Agent. Effective as of August 25, 1997, Fifth Third shall serve as Rights Agent under the Rights Agreement, as successor to American, and from and after that date shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent as of August 25, 1997, without further act or deed. Notices to Fifth Third with respect to its responsibilities under the Rights Agreement shall be mailed to:

                                Fifth Third Bank
                                  Number 1090D2
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45202


         2. Fifth Third and the Company hereby agree that from and after August 25, 1997, the second sentence of Section 3(a) of the Rights Agreement shall be amended to read in its entirety as follows:

                  "As soon as practicable after the Distribution Date, if requested by the Company, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of shares of the Company's Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit A hereto (the "Rights Certificate"), evidencing one Right for each share of Company Common Stock so held, subject to adjustment as provided herein."

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         3. Fifth Third and the Company  hereby agree that from and after August
25, 1997, the second sentence of Section 3(c) of the Rights Agreement shall be amended to read in its entirety as follows:

                  "Certificates, representing such shares of Company Common, issued after the Record Date shall bear the following legend:

                           "This  certificate  also  evidences  and entitles the
                  holder hereof to certain Rights as set forth in a Rights Agreement (the "Rights Agreement") dated as of May 16, 1995, as amended, between Hardinge Inc. (the "Company") and Fifth Third Bank (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent."


         4 . Fifth Third and the Company hereby agree that from and after August 25, 1997, Section 20(e) of the Rights Agreement shall be amended to read in its entirety as follows:

                  "(e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except by its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or adjustment required under the provisions of Section 11 or
         Section 13 hereof or any other provision of this Agreement or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable."


         5. Fifth Third and the Company hereby agree that from and after August 25, 1997, the first sentence in Section 20(g) of the Rights Agreement shall read as follows:

                  "The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, or any Senior Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions; provided, however, that so long as any Person is an Acquiring Person hereunder, the Rights Agent shall accept such instructions and advice only

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         from a majority of the  Company's  Board of Directors  and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions of the majority of the Company's Board of Directors or for any delay in acting while waiting for those instructions."


         6. Fifth Third and the Company hereby agree that from and after August 25, 1997, the first sentence of Exhibit A to the Rights Agreement shall read as follows, and the signature line on page 3 thereof shall be for the Rights Agent in lieu of American Stock Transfer and Trust Company:

                  "This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Rights Agreement dated as of May 16, 1995, as amended (the "Rights Agreement;" terms defined therein are used herein with the same meaning unless otherwise defined herein) between Hardinge Inc., a New York corporation (the "Company"), and Fifth Third Bank, an Ohio banking association, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one one-hundredth of a fully paid and non-assessable share of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company at the Purchase Price initially of $80.00 per one one-hundredth share (each such one one-hundredth of a share being a "Unit") of Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed."

         IN WITNESS WHEREOF, Fifth Third and the Company have executed this agreement as of the 25th day of August, 1997.


                                               THE FIFTH THIRD BANK

                                               By: /s/ Dana F. Hushak



                                               HARDINGE INC.

                                               By: /s/ Robert E. Agan
                                                       Robert E. Agan
                                                       Chairman of the Board/CEO